Exhibit 99.1

FOR IMMEDIATE RELEASE	Bel Fuse Inc. 300 Executive Drive Suite 300 West Orange, NJ 07052 www.belfuse.com tel 201.432.0463

Bel Reports Second Quarter 2024 Results

Continued Gross Margin Performance with Sales Above Mid-Point of Expected Range

Provides Q3-24 Sales and Gross Margin Guidance

WEST ORANGE, NJ, Wednesday, July 24, 2024-- Bel Fuse Inc. (Nasdaq: BELFA and BELFB) today announced preliminary financial results for the second quarter of 2024.

Second Quarter 2024 Highlights

•	Net sales of $133.2 million compared to $168.8 million in Q2-23
•	Gross profit margin of 40.1%, up from 32.9% in Q2-23
•	Net earnings of $18.8 million versus $27.8 million in Q2-23
•	Adjusted EBITDA of $27.4 million (20.6% of sales) as compared to $28.6 million (17.0% of sales) in Q2-23
•	Repurchased 126,552 shares of Bel stock at an aggregate cost of $7.9 million in Q2-24

“We are pleased with our second quarter results, with sales achieving the higher end of our guidance coupled with continued margin improvement,” said Daniel Bernstein, President and CEO. “The factors contributing to the second quarter were as expected, with solid results within the commercial air, defense and rail end markets, which partially offset the lower volume of sales into our networking customers and distribution partners during the quarter as they continue to work through inventory on hand,” concluded Mr. Bernstein.

Farouq Tuweiq, CFO, added “Consistent with our views expressed last quarter, we expect more positive momentum closer to the end of 2024.  Our Magnetic Solutions segment, while down from Q2-23, showed modest recovery sequentially from the first quarter of this year which is a positive sign. On the distribution front, the consensus takeaway from an industry conference in May was encouraging, and indicated that the worst is behind us.

“Looking to the third quarter, in addition to the typical seasonal slowdown in Europe, we anticipate some downward pressure on our Power sales given recently-enacted trade restrictions on one of our former suppliers previously used for our Power segment, which had historically supported approximately $3 to $4 million per quarter of Bel’s sales into the consumer end market. Given these factors, and continued softness in networking and distribution which we believe will continue until later in the year, we are expecting Q3-24 GAAP net sales in the range of $118 to $126 million with gross margins in the range of 34-36% based on information available as of today. The team remains focused on profitable top line growth to fuel Bel's future development and success" concluded Mr. Tuweiq.

Non-GAAP financial measures, such as Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA, adjust corresponding GAAP measures for provision for/benefit from income taxes, interest expense, and depreciation and amortization, and also exclude, where applicable for the covered period presented in the financial statements, certain unusual or special items identified by management such as restructuring charges, gains/losses on sales of businesses and properties and liquidation of foreign subsidiary, and certain litigation costs. Non-GAAP adjusted net sales exclude expedite fee revenue. Please refer to the financial information included with this press release for reconciliations of GAAP financial measures to Non-GAAP financial measures and our explanation of why we present Non-GAAP financial measures.

Conference Call

Bel has scheduled a conference call for 8:30 a.m. ET on Thursday, July 25, 2024 to discuss these results. To participate in the conference call, investors should dial 877-407-0784, or 201-689-8560 if dialing internationally. The presentation will additionally be broadcast live over the Internet and will be available at https://ir.belfuse.com/events-and-presentations. The webcast will be available via replay for a period of at least 30 days at this same Internet address. For those unable to access the live call, a telephone replay will be available at 844-512-2921, or 412-317-6671 if dialing internationally, using access code 13747709 after 12:30 pm ET, also for 30 days.

About Bel

Bel (www.belfuse.com) designs, manufactures and markets a broad array of products that power, protect and connect electronic circuits. These products are primarily used in the networking, telecommunications, computing, general industrial, high-speed data transmission, military, commercial aerospace, transportation and eMobility industries. Bel's portfolio of products also finds application in the automotive, medical, broadcasting and consumer electronics markets. Bel's product groups include Magnetic Solutions (integrated connector modules, power transformers, power inductors and discrete components), Power Solutions and Protection (front-end, board-mount and industrial power products, module products and circuit protection), and Connectivity Solutions (expanded beam fiber optic, copper-based, RF and RJ connectors and cable assemblies). The Company operates facilities around the world.

Company Contact:

Farouq Tuweiq

Chief Financial Officer

ir@belf.com

Investor Contact:

Three Part Advisors

Jean Marie Young, Managing Director or Steven Hooser, Partner
631-418-4339

jyoung@threepa.com; shooser@threepa.com

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, our guidance for the third quarter of 2024, and our statements regarding our expectations for 2024 generally including anticipated financial performance, projections and trends for the remainder of the year and other future periods, and our statements regarding future events, performance, plans, intentions, beliefs, expectations and estimates, including statements regarding matters such as trends and expectations as to our sales, gross margin, products, product segments, customers, suppliers, end markets, distribution and inventory, statements regarding our views and expectations about positive momentum and recovery, statements regarding our expectations and beliefs regarding trends in the Company's business and industry and the broader economy and macroeconomic environment generally, statements regarding seasonal trends and the potential impact of trade restrictions, statements about the Company's and the team's focuses including with respect to growth and future development and success and other statements regarding the Company's positioning, its strategies, future progress, investments, plans, targets, goals, and other focuses and initiatives, and the expected timing and potential benefits thereof. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “forecast,” “outlook,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Bel’s control. Bel’s actual results could differ materially from those stated or implied in our forward-looking statements (including without limitation any of Bel’s projections) due to a number of factors, including but not limited to, the market concerns facing our customers, and risks for the Company’s business in the event of the loss of certain substantial customers; the continuing viability of sectors that rely on our products; the effects of business and economic conditions, and challenges impacting the macroeconomic environment generally and/or our industry in particular; the effects of rising input costs, and cost changes generally, including the potential impact of inflationary pressures; difficulties associated with integrating previously acquired companies; capacity and supply constraints or difficulties, including supply chain constraints or other challenges; the impact of public health crises (such as the governmental, social and economic effects of COVID or other future epidemics or pandemics); difficulties associated with the availability of labor, and the risks of any labor unrest or labor shortages; risks associated with our international operations, including our substantial manufacturing operations in China; risks associated with restructuring programs or other strategic initiatives, including any difficulties in implementation or realization of the expected benefits or cost savings; product development, commercialization or technological difficulties; the regulatory and trade environment including the potential effects of trade restrictions that may impact Bel, its customers and/or its suppliers; risks associated with fluctuations in foreign currency exchange rates and interest rates; uncertainties associated with legal proceedings; the market's acceptance of the Company's new products and competitive responses to those new products; the impact of changes to U.S. and applicable foreign legal and regulatory requirements, including tax laws, trade and tariff policies; and the risks detailed in Bel’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in subsequent reports filed by Bel with the Securities and Exchange Commission, as well as other documents that may be filed by Bel from time to time with the Securities and Exchange Commission. In light of the risks and uncertainties impacting our business, there can be no assurance that any forward-looking statement will in fact prove to be correct. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Bel’s views as of the date of this press release. Bel anticipates that subsequent events and developments will cause its views to change. Bel undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Bel’s views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

The Non-GAAP financial measures identified in this press release as well as in the supplementary information to this press release (Non-GAAP adjusted net sales, Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA) are not measures of performance under accounting principles generally accepted in the United States of America ("GAAP"). These measures should not be considered a substitute for, and the reader should also consider, income from operations, net earnings, earnings per share and other measures of performance as defined by GAAP as indicators of our performance or profitability. Our non-GAAP measures may not be comparable to other similarly-titled captions of other companies due to differences in the method of calculation. We present results adjusted to exclude the effects of certain unusual or special items and their related tax impact that would otherwise be included under U.S. GAAP, to aid in comparisons with other periods. We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. We use these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analysis and for budgeting and planning purposes. We also believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other similarly situated companies in our industry, many of which present similar non-GAAP financial measures to investors. We also use non-GAAP measures in determining incentive compensation. For additional information about our use of non-GAAP financial measures in connection with our Incentive Compensation Program for 2023, please see the Executive Compensation discussion appearing in our Definitive Proxy Statement filed with the Securities and Exchange Commission on April 1, 2024.

Website Information

We routinely post important information for investors on our website, www.belfuse.com, in the "Investor Relations" section. We use our website as a means of disclosing material, otherwise non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, Securities and Exchange Commission (SEC) filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

[Financial tables follow]

Bel Fuse Inc.
Supplementary Information(1)
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023

Net sales	$133,205	$168,777	$261,295	$341,121
Cost of sales	79,809	113,240	159,821	231,920
Gross profit	53,396	55,537	101,474	109,201
As a % of net sales	40.1%	32.9%	38.8%	32.0%

Research and development costs	5,994	6,006	11,209	11,229
Selling, general and administrative expenses	24,141	25,135	49,085	50,432
As a % of net sales	18.1%	14.9%	18.8%	14.8%
Restructuring charges	638	709	703	4,215
Gain on sale of property	-	(3,672)	-	(3,672)
Income from operations	22,623	27,359	40,477	46,997
As a % of net sales	17.0%	16.2%	15.5%	13.8%

Gain on sale of Czech Republic business	-	1,115	-	1,115
Interest expense	(415)	(908)	(849)	(1,890)
Interest income	1,146	-	2,261	-
Other income/expense, net	(471)	(270)	1,346	(190)
Earnings before income taxes	22,883	27,296	43,235	46,032

Provision for (benefit from) income taxes	4,077	(479)	8,555	3,685
Effective tax rate	17.8%	-1.8%	19.8%	8.0%
Net earnings	$18,806	$27,775	$34,680	$42,347
As a % of net sales	14.1%	16.5%	13.3%	12.4%

Weighted average number of shares outstanding:
Class A common shares - basic and diluted	2,124	2,142	2,131	2,142
Class B common shares - basic and diluted	10,492	10,634	10,551	10,636

Net earnings per common share:
Class A common shares - basic and diluted	$1.43	$2.08	$2.61	$3.17
Class B common shares - basic and diluted	$1.50	$2.19	$2.76	$3.34

(1) The supplementary information included in this press release for 2024 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Bel Fuse Inc.
Supplementary Information(1)
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$84,976	$89,371
Held to maturity U.S. Treasury securities	58,822	37,548
Accounts receivable, net	81,153	84,129
Inventories	127,931	136,540
Other current assets	23,139	33,890
Total current assets	376,021	381,478
Property, plant and equipment, net	35,082	36,533
Right-of-use assets	21,945	20,481
Related-party note receivable	2,785	2,152
Equity method investment	9,943	10,282
Goodwill and other intangible assets, net	72,130	76,033
Other assets	49,698	44,672
Total assets	$567,604	$571,631

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$36,415	$40,441
Operating lease liability, current	5,992	6,350
Other current liabilities	47,348	63,818
Total current liabilities	89,755	110,609
Long-term debt	60,000	60,000
Operating lease liability, long-term	16,131	14,212
Other liabilities	45,303	46,252
Total liabilities	211,189	231,073
Stockholders' equity	356,415	340,558
Total liabilities and stockholders' equity	$567,604	$571,631

(1) The supplementary information included in this press release for 2024 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Bel Fuse Inc.
Supplementary Information(1)
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Six Months Ended
	June 30,
	2024	2023

Cash flows from operating activities:
Net earnings	$34,680	$42,347
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	7,123	6,571
Stock-based compensation	1,775	1,851
Amortization of deferred financing costs	27	33
Deferred income taxes	(2,930)	(3,128)
Net unrealized (gains) losses on foreign currency revaluation	(355)	505
Gain on sale of property	-	(3,672)
Gain on sale of Czech Republic business	-	(1,115)
Other, net	487	(1,124)
Changes in operating assets and liabilities:
Accounts receivable, net	2,805	(236)
Unbilled receivables	6,887	5,018
Inventories	7,972	13,473
Accounts payable	(4,026)	(11,544)
Accrued expenses	(14,802)	2,448
Accrued restructuring costs	(1,553)	2,343
Income taxes payable	4,517	3,856
Other operating assets/liabilities, net	(4,265)	(16,970)
Net cash provided by operating activities	38,342	40,656

Cash flows from investing activities:
Purchases of property, plant and equipment	(4,278)	(7,081)
Purchases of held to maturity U.S. Treasury securities	(122,345)	-
Proceeds from held to maturity securities	101,071	-
Payment for equity method investment	-	(9,975)
Investment in related party notes receivable	(633)	-
Proceeds from sale of property, plant and equipment	229	5,239
Proceeds from sale of business	-	5,198
Net cash used in investing activities	(25,956)	(6,619)

Cash flows from financing activities:
Dividends paid to common stockholders	(1,674)	(1,658)
Repayments under revolving credit line	-	(40,000)
Borrowings under revolving credit line	-	5,000
Purchases of common stock	(14,175)	-
Net cash used in financing activities	(15,849)	(36,658)

Effect of exchange rate changes on cash and cash equivalents	(932)	(2,592)

Net decrease in cash and cash equivalents	(4,395)	(5,213)
Cash and cash equivalents - beginning of period	89,371	70,266
Cash and cash equivalents - end of period	$84,976	$65,053

Supplementary information:
Cash paid during the period for:
Income taxes, net of refunds received	$8,277	$10,358
Interest payments	$1,985	$2,762
ROU assets obtained in exchange for lease obligations	$4,239	$5,172

(1) The supplementary information included in this press release for 2024 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Bel Fuse Inc.
Supplementary Information(1)
Product Group Highlights
(dollars in thousands, unaudited)

	Sales			Gross Margin
	Q2-24	Q2-23	% Change	Q2-24	Q2-23	Basis Point Change
Power Solutions and Protection	$58,551	$87,091	-32.8%	45.7%	35.7%	1,000
Connectivity Solutions	57,822	54,843	5.4%	38.9%	37.4%	150
Magnetic Solutions	16,832	26,843	-37.3%	26.4%	24.6%	180
Total	$133,205	$168,777	-21.1%	40.1%	32.9%	720

	Sales			Gross Margin
	YTD June 2024	YTD June 2023	% Change	YTD June 2024	YTD June 2023	Basis Point Change
Power Solutions and Protection	$118,798	170,272	-30.2%	44.8%	35.7%	910
Connectivity Solutions	112,107	108,239	3.6%	37.6%	35.9%	170
Magnetic Solutions	30,390	62,610	-51.5%	21.8%	23.6%	(180)
Total	$261,295	$341,121	-23.4%	38.8%	32.0%	680

(1) The supplementary information included in this press release for 2024 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Bel Fuse Inc.
Supplementary Information(1)
Reconciliation of GAAP Net Sales to Non-GAAP Adjusted Net Sales(2)
Reconciliation of GAAP Net Earnings to EBITDA and Adjusted EBITDA(2)
(in thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023

GAAP net sales	$133,205	$168,777	$261,295	$341,121
Expedite fee revenue	-	5,663	57	13,417
Non-GAAP adjusted net sales	$133,205	$163,114	$261,238	$327,704

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023

GAAP Net earnings	$18,806	$27,775	$34,680	$42,347
Interest expense	415	908	849	1,890
Provision for (benefit from) income taxes	4,077	(479)	8,555	3,685
Depreciation and amortization	3,439	3,335	7,123	6,571
EBITDA	$26,737	$31,539	$51,207	$54,493
% of net sales	20.1%	18.7%	19.6%	16.0%

Unusual or special items:
Restructuring charges	638	709	703	4,215
MPS litigation costs	-	1,160	-	2,771
Gain on sale of Czech Republic business	-	(1,115)	-	(1,115)
Gain on sale of property	-	(3,672)	-	(3,672)
Adjusted EBITDA	$27,375	$28,621	$51,910	$56,692
% of net sales	20.6%	17.0%	19.9%	16.6%

(1) The supplementary information included in this press release for 2024 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) In this press release and supplemental information, we have included Non-GAAP financial measures, including Non-GAAP adjusted net sales, Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA. We present results adjusted to exclude the effects of certain specified items and their related tax impact that would otherwise be included under GAAP, to aid in comparisons with other periods. We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. We use these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analysis and for budgeting and planning purposes. We also believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other similarly situated companies in our industry, many of which present similar non-GAAP financial measures to investors. We also use non-GAAP measures in determining incentive compensation. See the section above captioned “Non-GAAP Financial Measures” for additional information.

Bel Fuse Inc.
Supplementary Information(1)
Reconciliation of GAAP Measures to Non-GAAP Measures(2)
(in thousands, except per share data) (unaudited)

The following tables detail the impact that certain unusual or special items had on the Company's net earnings per common Class A and Class B basic and diluted shares ("EPS") and the line items in which these items were included on the consolidated statements of operations.

	Three Months Ended June 30, 2024					Three Months Ended June 30, 2023
Reconciling Items	Earnings before taxes	Provision for income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)	Earnings before taxes	Benefit from income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)

GAAP measures	$22,883	$4,077	$18,806	$1.43	$1.50	$27,296	$(479)	$27,775	$2.08	$2.19
Restructuring charges	638	153	485	0.04	0.04	709	118	591	0.04	0.05
MPS litigation costs	-	-	-	-	-	1,160	267	893	0.07	0.07
Gain on sale of Czech Republic business	-	-	-	-	-	(1,115)	(56)	(1,059)	(0.08)	(0.08)
Gain on sale of property	-	-	-	-	-	(3,672)	(734)	(2,938)	(0.22)	(0.23)
Non-GAAP measures	$23,521	$4,230	$19,291	$1.46	$1.54	$24,378	$(884)	$25,262	$1.89	$1.99

	Six Months Ended June 30, 2024					Six Months Ended June 30, 2023
Reconciling Items	Earnings before taxes	Provision for income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)	Earnings before taxes	Provision for income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)

GAAP measures	$43,235	$8,555	$34,680	$2.61	$2.76	$46,032	$3,685	$42,347	$3.17	$3.34
Restructuring charges	703	163	540	0.04	0.04	4,215	600	3,615	0.27	0.29
MPS litigation costs	-	-	-	-	-	2,771	637	2,134	0.16	0.17
Gain on sale of Czech Republic business	-	-	-	-	-	(1,115)	(56)	(1,059)	(0.08)	(0.08)
Gain on sale of property	-	-	-	-	-	(3,672)	(734)	(2,938)	(0.22)	(0.23)
Non-GAAP measures	$43,938	$8,718	$35,220	$2.66	$2.80	$48,231	$4,132	$44,099	$3.30	$3.48

(1) The supplementary information included in this press release for 2024 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) In this press release and supplemental information, we have included Non-GAAP financial measures, including Non-GAAP adjusted net sales, Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA. We present results adjusted to exclude the effects of certain specified items and their related tax impact that would otherwise be included under GAAP, to aid in comparisons with other periods. We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. We use these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analysis and for budgeting and planning purposes. We also believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other similarly situated companies in our industry, many of which present similar non-GAAP financial measures to investors. We also use non-GAAP measures in determining incentive compensation. See the section above captioned “Non-GAAP Financial Measures” for additional information.

(3) Individual amounts of earnings per share may not agree to the total due to rounding.